EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gary Powers, the President & Chief Executive Officer, and William D. Thomas, the Chief Financial Officer, Secretary and Treasurer, of Tresoro Mining Corp. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q/A for the period ended May 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of the Company.

Date: October 29, 2012	By:	/s/ Gary Powers
Gary Powers
President & Chief Executive Officer
(Principal Executive Officer)

Date: October 29, 2012	By:	/s/ William D. Thomas
William D. Thomas
Chief Financial Officer, Secretary, Treasurer and a Director
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Tresoro Mining Corp. and will be retained by Tresoro Mining Corp. and furnished to the Securities and Exchange Commission or its staff upon request.